As filed with the Securities and Exchange Commission on September 28, 2023

Registration No. 333-274665

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

iPower Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	82-5144171 (I.R.S. Employer Identification Number)

8798 9th Street

Rancho Cucamonga, CA 91730

(626) 863-7344

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chenlong Tan

Chief Executive Officer

c/o iPower Inc.
8798 9th Street

Rancho Cucamonga, CA 91730

(626) 863-7344

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Megan Penick, Esq.

Stephen A. Weiss, Esq.

Michelman & Robinson, LLP

605 Third Avenue, 30th Floor

New York, New York 10158

Tel: (212) 730-7700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (“Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a Registration Statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 2023

PROSPECTUS

$50,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Rights

Units

This prospectus relates to the offer and sale, from time to time, by iPower Inc. (“we,” “us,” or the “Company”), in one or more offerings, any combination of common stock, par value $0.001 per share, preferred stock, par value $0.001 per share, warrants, debt securities, rights to purchase common stock or other securities or units having a maximum aggregate offering price of $50,000,000. When we decide to sell a particular class or series of securities, we will provide the specific terms of the offered securities in a prospectus supplement.

The prospectus supplements may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “IPW.” Each prospectus supplement will contain information, where applicable, as to our listing on The Nasdaq Capital Market or on any other securities exchange of the securities covered by the prospectus supplement.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of September 27, 2023, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $8,849,448, based on 10,056,191shares of our outstanding common stock that were held by non-affiliates on such date and a price of $0.88 per share, which was the price at which our common stock was last sold on The Nasdaq Capital Market on September 15, 2023 (a date within 60 days of the date hereof), calculated in accordance with General Instruction I.B.6 of Form S-3. During the 12 calendar months prior to and including the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

An investment in our securities involves a high degree of risk. Please carefully read the information under the headings “Risk Factors” beginning on page 5 of this prospectus, the applicable prospectus supplement and “Item 1A - Risk Factors” of our most recent Annual Report on Form 10-K and in any Quarterly Report on Form 10-Q that is incorporated by reference in this prospectus before you invest in our securities.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $50,000,000. Each time we offer any type or series of securities under this prospectus, we will prepare and file with the Securities and Exchange Commission (“SEC”) a prospectus supplement that contains more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus, any prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with additional information described below under the caption “Where You Can Find More Information,” before buying any of the securities being offered.

This prospectus does not contain all the information provided in the Registration Statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that Registration Statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any applicable prospectus supplement or any applicable free writing prospectus that we have authorized. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. The securities offered hereby are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the respective dates of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

Unless the context otherwise indicates, references in this prospectus to, “iPower,” “the Company,” “we,” “our,” or “us” mean iPower Inc., a Nevada corporation.

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PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the matters set forth under the section of this prospectus entitled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, before making an investment decision.

Our Business

iPower Inc. (formerly BZRTH, Inc.) was formed in Nevada in April 2018. Driven by tech and data, iPower Inc. is a U.S.-based online retailer and supplier of consumer home, garden and pet products. Through the operations of our e-commerce platform, www.simpledeluxe.com and www.Zenhydro.com, as well as Amazon, Walmart and eBay, our combined approximate 98,000 square foot fulfillment centers in Los Angeles, California, and our 99,000 square foot fulfillment center in Rancho Cucamonga, California, we believe we are one of the leading online marketers, distributors and retailers in our product categories, based on management’s estimates. Our core strategy continues to focus on expanding our geographic reach across the United States and internationally through organic growth, both in terms of expanding customer base as well as brand and product development. iPower has developed a set of methodologies driven by proprietary data formulas to effectively bring products to market and increase sales.

We are actively developing and acquiring our in-house branded products, which to date include iPower, Simple Deluxe and other brands and consist of products such as home goods, fans, pet products and hydroponics equipment, some of which have been designated as Amazon Choice products and category best sellers, among others. While we continue to focus on our top product categories, we are working to expand our product catalog to include new and adjacent categories through in-house products and our supply chain partners driven by market data analytics.

Products

iPower offers essential products in the home, hydroponic, gardening and pet goods categories. While the company offers products from hundreds of third-party brands, the Company has also established its own in-house branded products which are made available for purchase through our various sales channels. Our in-house branded products, marketed under the iPower™ and Simple Deluxe™ brands, include fans, shelving, furniture, hydroponic-related items, pet supplies and outdoor lifestyle products, some of which have been designated as Amazon best seller product leaders, and for which numerous products have been designated “Amazon’s Choice” and “#1 Best Seller.” We currently offer consumers a variety of products from our proprietary, in-house branded products. This year, we expanded our in-house catalog to include more general home goods products, with home goods making up our largest meta category.

Our Target Markets are Large and Rapidly Growing

Our principal industry opportunity is in the retail sale and distribution of consumer goods. Our primary subcategories include consumer home and pet goods ,consumer general gardening supplies and consumer hydroponics equipment and supplies. Home goods is our largest sales category and currently includes commercial fans, floor and wall fans, storage and shelving units, chairs, and outdoor furniture and recreation products, as well as a number of pet-related products. General gardening supplies include environmental sensors and controls, carts, tools and nutrients, among others. Hydroponics supplies generally include grow light systems; advanced heating, ventilation and air conditioning (“HVAC”) systems; water pumps, heaters, chillers and filters; nutrient and fertilizer delivery systems; and various growing media typically made from soil, rock wool or coconut fiber, among others. . .

The home goods industry has become a significant category we sell into. Grandview Research estimated that the size of the home goods market in the US was $740 billion in 2020 and should reach close to $1,040 billion by 2024, with a CAGR of 7.4%.

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E-Commerce Strategy

The Company continues to grow and develop its e-commerce platforms, including simpledeluxe.com and zenhydro.com, where we sell our in house and third party products. In addition to our websites, we offer products to consumers through established e-commerce channels such as Amazon, Tiktok, eBay, and Walmart. Through these portals we offer various consumer products for sale. Online shoppers can have the ability to peruse our various product categories such as home fans and furnishing, shelving, outdoor lifestyle products, hydroponics equipment and pet products, providing consumers with an easy and quick method to find the exact products they need. In addition to these sections, our webstores offer customers periodic flash deals, best value recommendations and clearance sale items. Each product listed on the site contains product descriptions, product reviews and a picture so the consumer can make an informed and educated purchase. Our product filters allow the consumer to search by brand, manufacturer, or by price. Consumers can shop online day and night and have their purchases shipped directly to the location of their choice, or simply elect to use our website as a resource. Google advertising, social media advertising and email list marketing, in addition to auto-ship functionality, are the primary mechanisms we employ to drive traffic to Zenhydro.com and the other portals through which we make our products available for sale, including Amazon.com, Tiktok, eBay and Walmart. At present, more than 90% of our total sales occur through Amazon.com.

Large Established Distribution Infrastructure

We have a fully developed distribution network through our distribution centers in California. We work with a network of third-party common carrier trucking/freight companies that service our customers throughout the U.S., Canada and across the globe. We receive daily customer orders via our business-to-business e-commerce platform. Orders are then routed to the applicable distribution center and packed for shipments. Most of our customer orders are shipped within one business day of order receipt.

Intellectual Property and Proprietary Rights

Our intellectual property primarily consists of our brands and their related trademarks, domain names, websites, customer lists and affiliations, as well as our marketing intangibles, product know-how and technology. We also hold rights to website addresses related to our business, including websites that are actively used in our daily business operations, such as Zenhydro.com and simpledeluxe.com. We own federally registered trademarks for brands such as “iPower” and “Simple Deluxe,” which correspond to our current in-house branded products.

The Securities We May Offer

This prospectus is part of a Registration Statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

•	common stock;

•	preferred stock;

•	warrants;

•	debt securities, in one or more series;

•	right to purchase common stock or other securities; and/or

•	units

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in one or more offerings up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Use of Proceeds

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

Nasdaq Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “IPW.”

Corporate Information

The Company, a Nevada corporation, was formed on April 11, 2018 under the name BZRTH Inc. On September 4, 2020, we filed a Certificate of Amendment with the Secretary of State of the State of Nevada changing our name to iPower Inc.

Our principal offices are located at 8798 9th Street, Rancho Cucamonga, CA 91730, and our phone number is (626) 863-7344. Our business website is www.meetipower.com and our e-commerce website is www.Zenhydro.com. The inclusion of our website address does not include or incorporate by reference into this prospectus supplement or the accompanying prospectus any information on, or accessible through, our website.

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RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in iPower and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I-Item 1A-Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II-Item 1A-Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the documents incorporated by reference into this prospectus and each prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Such forward-looking statements concern our anticipated results and progress of our operations in future periods, planned exploration and, if warranted, development of our properties, plans related to our business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “may,” “will,” “could,” “leading,” “intend,” “contemplate,” “shall” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements. The section in this prospectus entitled “Risk Factors” and the sections in our periodic reports, including the section in the Annual Report on Form 10-K for the fiscal year ended June 30, 2023 (the “2023 Form 10-K”) entitled “Business,” and the section in the 2023 Form 10-K and any future Quarterly Report on Form 10-Qs incorporated herein by reference entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference into this prospectus, discuss some of the factors that could contribute to these differences. Forward-looking statements in this prospectus, each prospectus supplement, and the documents incorporated by reference herein and therein include, but are not limited to, statements with respect to:

•	our inability to predict or anticipate the duration or long-term economic effect of the ongoing conflict between Ukraine and Russia and any potential supply chain issues that may result;
•	our limited operating history;
•	our future results of operations;
•	our current and future capital requirements necessary to support our efforts to open or acquire new complimentary businesses and channels of trade;
•	our cash needs and financial plans;
•	our competitive position;
•	seasonality and how it may impact consumer behavior and resulting sales;
•	our dependence on consumer interest in growing crops with the equipment and other products that we offer;
•	evolving laws surrounding cannabis on a local, state, and federal level;
•	the effectiveness of our internal controls;
•	our dependence on third parties to manufacture and sell us inventory;
•	our ability to maintain or protect our intellectual property;
•	our ability to innovate and develop new intellectual property to continue enhancing our product and service offerings;
•	our ability to protect our systems from unauthorized intrusions or theft of proprietary information;
•	our ability to retain key members of our executive team;
•	our ability to maintain our relationships with third-party vendors and suppliers;
•	our ability to internally develop products and intellectual property;
•	our ability to achieve expected technological advances by us or by third parties and our ability to leverage such advances;

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•	our potential growth opportunities;
•	interpretations of current laws and the passage of future laws;
•	acceptance of our business model by investors;
•	the accuracy of our estimates regarding expenses and capital requirements;
•	our ability to sell additional products and services to customers;
•	our ability to adequately support growth;
•	our ability to ensure consistency in the quality of our products and the quality and costs of our supply chain, including management of freight costs;
•	any disruption to third party sales platforms, including Amazon.com, Walmart and eBay, through which we derive approximately 98% of our current revenues
•	potential disruption of our business and supply chain as a result of any political conflicts or trade wars between China and the U.S., as well as increased tariffs on the products which we import; and
•	the other risks set forth herein and in the documents incorporated by reference herein under the caption “Risk Factors.”

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. The factors set forth above under “Risk Factors” and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. You should read this prospectus and the documents that we have filed as exhibits to this prospectus and incorporated by reference herein completely and with the understanding that our actual future results may be materially different from the plans, intentions and expectations disclosed in the forward-looking statements we make. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

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DIVIDEND POLICY

We have never declared or paid dividends on our common stock and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on applicable law and then-existing conditions, including our financial condition, operating results, business prospects, capital requirements, contractual restrictions, and other factors our board of directors may deem relevant. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business.

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USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, research and development expenditures and acquisitions of new technologies or businesses. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

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DESCRIPTION OF CAPITAL STOCK

The following sections constitute a summary as of the date of this prospectus and do not purport to be a complete description of our capital stock. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

General

The following description of common stock of the Company (the “common stock”) and preferred stock of the Company (the “preferred stock”), together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation, as may be amended from time to time (the “Articles of Incorporation”), any certificates of designation for our preferred stock, that may be authorized from time to time, and our amended and restated bylaws, as amended from time to time (the “Bylaws”). The Nevada General Corporation Law may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

As of September 27, 2023, our authorized capital stock consists of 180,000,000 shares of common stock, par value $0.001 per share, of which 29,764,374 shares of common stock were issued and outstanding; and 20,000,000 shares of preferred stock, par value $0.001 per share, none of which were issued and outstanding. The authorized and unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock.

Common Stock

Dividends. Subject to the express terms of any outstanding preferred stock, dividends may be paid in cash or otherwise with respect to the holders of our common stock out of the assets of the Company legally available therefor, upon the terms, and subject to such limitations, as the board of directors may determine.

Voting Rights. Holders of common stock are entitled to one (1) vote per share in voting or consenting to the election of directors and for all other corporate purposes for which they are entitled to vote.

Liquidation Rights. Subject to the express terms of any outstanding preferred stock, in the event of a Liquidation of the Corporation, the holders of common stock shall be entitled to share in the distribution of any remaining assets available for distribution to the holders of common stock ratably in proportion to the total number of shares of common stock then issued and outstanding.

Preferred Stock

Subject to approval by holders of shares of any class or series of preferred stock to the extent such approval is required by its terms, the board of directors is expressly authorized, subject to limitations prescribed by law, by resolution or resolutions and by filing a certificate pursuant to the applicable law of the State of Nevada, to provide, out of the unissued shares of preferred stock, for series of preferred stock, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

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Our common stock is listed on The Nasdaq Capital Market under the symbol “IPW.” The Transfer Agent and Registrar for shares of our common stock and preferred stock is VStock Transfer, LLC, Woodmere, New York. Our Transfer Agent and Registrar’s telephone number is (212) 828-8436.

Options/Warrants/ Restricted Stock Units

As of September 27, 2023, subject to vesting conditions, we had outstanding options to purchase 3,330,000 shares of our common stock at a weighted average exercise price of $1.12. We also had outstanding warrants to purchase 685,715 shares of our common stock at an average exercise price of $5.00 per share and a total of 53,435 vested but unissued restricted stock units.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. For the avoidance of doubt, this section relates only to new warrants that we may issue and not any of our outstanding warrants, and we refer to such new warrants in this prospectus for the sake of simplicity as “warrants.”

While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock or debt securities, in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We plan to evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent and we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the periods during which, and places at which, the warrants are exercisable;
•	the manner of exercise;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	if applicable, a discussion of certain material U.S. federal income tax considerations of holding or exercising the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

We will issue senior notes under a senior indenture, which we will enter into with the trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth:

•	the title;
•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•	the maturity date;
•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;
•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:
•	incur additional indebtedness;
•	issue additional securities;
•	create liens;
•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
•	redeem capital stock;
•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
•	make investments or other restricted payments;
•	sell or otherwise dispose of assets;
•	enter into sale-leaseback transactions;
•	engage in transactions with stockholders and affiliates;
•	issue or sell stock of our subsidiaries; or
•	effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	provisions for a sinking fund purchase or other analogous fund, if any;
•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;
•	the procedures for any auction and remarketing, if any;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	if other than dollars, the currency in which the series of debt securities will be denominated; and
•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

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If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

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These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

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Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations survive until the maturity date or the redemption date:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust; and

•	appoint any successor trustee;

and the following obligations survive the maturity date or the redemption date:

•	recover excess money held by the debenture trustee; and

•	compensate and indemnify the debenture trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

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If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

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DESCRIPTION OF RIGHTS

The complete terms of the rights will be contained in the rights agreements we enter into with rights agents. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the rights agreements and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement (or applicable free writing prospectus). The following description and any description of the rights in a prospectus supplement (or applicable free writing prospectus) may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

Rights may be issued independently or together with any other security and may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue rights, each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. Further terms of the rights will be stated in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights. The rights agreements and rights certificates will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. See “Where You Can Find Additional Information” for information on how to obtain copies of the rights agreements and rights certificates.

The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including the record date for stockholders entitled to the rights distribution, the number of rights issued and the number of shares of common stock that may be purchased upon exercise of the rights, the exercise price of the rights, the date on which the rights will become effective and the date on which the rights will expire, and any applicable U.S. federal income tax considerations.

In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue rights, we will accompany this prospectus with a prospectus supplement that may describe, among other things:

•	the record date for stockholders entitled to receive the rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	the terms for changes to or adjustments in the exercise price, if any;

•	whether the rights are transferable;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights;

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•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments, if any;

•	whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	any material United States federal income tax consequences; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendment of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

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DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities, rights and warrants to purchase common stock in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable U.S. federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements. We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

Unit Agreements Will Not be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

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PLAN OF DISTRIBUTION

We may sell the securities described herein, from time to time in one or more offerings, by a variety of methods, including the following:

•	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including the Nasdaq Capital Market;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

•	through one or more agents, including an “at the market” offering within the meaning of Rule 415(a)(4) under the Securities Act;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	to or through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

•	through short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts or other obligations;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or crosses in which the same broker acts as agent on both sides of the trade;

•	a combination of any of these methods; or

•	by any other method permitted pursuant to applicable law.

We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

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•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

We will describe the terms of the offering of the securities and the specific plan of distribution in a prospectus supplement or supplements to this prospectus, any related free writing prospectus that we may authorize to be provided to you, an amendment to the registration statement of which this prospectus is a part or other filings we make with the SEC under the Exchange Act that are incorporated by reference. Such description may include, to the extent applicable:

•	the name or names of any underwriters, dealers, agents or other purchasers;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any options to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

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We may sell securities directly or through agents we designate from time to time. If required by applicable law, we will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for us in the ordinary course of business.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our securities. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In addition, any securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of the securities pursuant to the distribution through this prospectus.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may be granted an option to purchase additional shares, and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters, dealers or agents that are qualified market makers on the Nasdaq may engage in passive market making transactions in our common stock on the Nasdaq in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Michelman & Robinson, LLP. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of iPower Inc. as of and for the years ended June 30, 2023 and 2022, have been audited by UHY LLP, an independent registered public accounting firm, as stated in its report which is incorporated by reference herein. Such financial statements have been incorporated by reference in reliance on the report of such firm given upon its authority as experts in accounting and auditing.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

You may also access our SEC filings at our website www.meetipower.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our securities.

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INFORMATION INCORPORATED BY REFERENCE

We have elected to incorporate certain information by reference into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC under the Exchange Act:

•	Our Annual Report on Form 10-K for the year ended June 30, 2023, filed with the SEC on September 14, 2023, including any amendments or supplements thereto;

•	The description of our common stock contained in our registration on Form 8-A (File No. 001-40391) filed with the SEC on May 5, 2021, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement that contains this prospectus and prior to the termination of the offering (except in each case the information contained in such document to the extent “furnish” and not “filed”), shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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PROSPECTUS

IPOWER INC.

 $50,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Rights

Units

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth our costs and expenses in connection with the registration of our securities as described in this registration statement. All of the amounts shown are estimates except the SEC registration fee.

AMOUNT
SEC registration fee	$5,510
Printing and engraving costs	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent fees and expenses	*
Miscellaneous expenses	*
Total	$5,510

* Fees and expenses (other than the SEC registration fee to be paid upon the filing of this registration statement) will depend on the number and nature of the offerings, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of securities being offered will be included in any applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable as a result of any act or failure to act unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of the NRS permits a Nevada corporation to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit or proceeding, except an action by or on behalf of the corporation, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 also provides that a corporation may not indemnify a director or officer under this section with respect to an action by or on behalf of the corporation if such person has been adjudged to be liable to the corporation or for amounts paid to the corporation in settlement of such claim unless and only to the extent the court determines in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification. Indemnification under NRS 78.7502 generally may be made by the corporation only if determined to be proper under the circumstances. Such determination must be made by the stockholders, directors not a party to the action, or legal counsel.

Section 78.751 of the NRS requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer. Section 78.751 of the NRS allows a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation if so provided in the corporation’s articles of incorporation, bylaws or other agreement. Advancement of expenses as incurred may be required under corporation’s articles of incorporation or bylaws or by agreement. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws or other agreement.

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Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation and Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that:

•	We shall indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability and loss reasonably incurred or suffered by them in connection with their service as an officer or director; and

•	We may purchase and maintain insurance on behalf of any person who holds or who has held a position as director, officer, employee or agent against liability, expense, or loss incurred by such person.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

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Item 16. Exhibits.

Exhibit Number	Description of Document
1.1**	Form of Underwriting Agreement.
3.1	Sixth Amended and Restated Articles of Incorporation of iPower Inc. (incorporated by reference to Exhibit 3.3 to Amendment No. 3 to the Registration Statement on Form S-1 filed May 5, 2021).
3.2	Second Amended and Restated Bylaws of iPower Inc. (incorporated by reference to Exhibit 3.3 to Amendment No. 2 the Registration Statement on Form S-1 filed April 27, 2021).
4.1	Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed February 2, 2021).
4.2**	Form of Specimen Certificate for Preferred Stock.
4.3**	Certificate of Designation for Preferred Stock.
4.4**	Form of Warrant Agreement.
4.5*	Form of Indenture for Senior Debt Securities.
4.6*	Form of Indenture for Subordinated Debt Securities.
4.7**	Form of Debt Securities.
4.8**	Form of Rights Agreement.
4.9**	Form of Unit and Unit Certificate.
5.1****	Opinion of Michelman & Robinson, LLP
23.1****	Consent of UHY LLP, Independent Registered Public Accounting Firm.
23.2****	Consent of Michelman & Robinson, LLP (included in Exhibit 5.1)
24.1****	Power of Attorney (included on signature page to the registration statement)
25.1***	Form T-1 Statement of Eligibility and Qualification of Trustee under the Senior Indenture under the Trust Indenture Act of 1939, as amended.
25.2***	Form T-1 Statement of Eligibility and Qualification of Trustee under the Subordinated Indenture under the Trust Indenture Act of 1939, as amended.
107****	Filing Fee Table

*	Filed herewith.
**	To the extent applicable, to be filed by a post-effective amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference herein.
***	To be filed, if necessary, separately under the electronic form type 305B2 pursuant to Section 305(B)(2) of the Trust Indenture Act of 1939, as amended.
****	Previously filed.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

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b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(a), (b) and (c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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d. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

8) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

9) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

10) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rancho Cucamonga, State of California, on the 28th day of September, 2023.

iPOWER INC.

By:	/s/ Chenlong Tan
	Name:	Chenlong Tan
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

	Person	Capacity	Date

	/s/ Chenlong Tan	Chairman of the Board of Directors,	September 28, 2023
	Chenlong Tan	Chief Executive Officer and President (principal executive officer)

	/s/ Kevin Vassily	Chief Financial Officer	September 28, 2023
	Kevin Vassily	(principal financial and accounting officer)

	*	Director	September 28, 2023
Bennet Tchaikovsky

	*	Director	September 28, 2023
Kevin Liles

	*	Director	September 28, 2023
Hanxi Li

*By:	/s/ Chenlong Tan
Chenlong Tan
Attorney-in-Fact

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